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                                                                   EXHIBIT 10.33

DE NORA PERMELEC S.p.A.

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Gruppo Oronzio De Nora


21/st/ November 1994          RENAULT
/at - 2124                    Direction de la Recherche
                              9-11 Avenue du 18 Juin 1940
                              92500 Rueil-Malmaison


To the attention of Mr. Jean Claude Griesmann

Re:  QUOTATION for the RENTAL of FUEL CELL STACKS in the
     ---------------------------------------------------
     FEVER Project (Contract JOU2-CT93-0301 with the Commission
     ----------------------------------------------------------
     the European Communities, dated 33/12/09)
     -----------------------------------------

Dear Sirs:

With reference to your fax of August 24/th/ 1994, we report here below our quotation for the rental of the fuel cell stacks for the project in reference.

1-  CONDITIONS

1.1 DE NORA PERMELEC S.p.A. (DNP) will supply, FCA (free carrier) DNP workshop according to ICC Incoterms 1990, to RENAULT:

       - One Fuel Cell composed of three 10 kW prototype stacks, electrically connected, each one made of several cells connected in electrical series and mechanically assembled by means of tie-rods and two end-plates. Each stack will comprise also two gas inlet connectors, two gas outlet connectors, two connections for an external cooling water circuit, integrated humidification of reactant gases and two electrical connectors. The Fuel Cell characteristics, operating conditions and performances will meet the specifications of the hereafter attached 'HYDROGEN/AIR FUEL CELL SPECIFICATIONS FEVER PROJECT' (RENAULT Fuel Cell Specifications - 13rd of June 1994) as far as allowed by the experimental nature of the prototype Fuel Cell.

       -  instructions for installing and operating the same.


       Divisione Implanti Elettrochimici e Divisione S.E.R.E.
       via Bistolfl, 35-20134 Milano - Tel. (02) 21291 - Telex 310.552 - 322.231
       Odenor 1 - Fax (02) 2154953

       Divisione Elettrodi:
       Via del Canzi, 1 - 20154 Milano - Tel. (02) 21781 - Telex 310552 - Perspa 1 - Fax (02) 2154872

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1.2       DNP will make available to RENAULT the services of DNP specialists to realise installation and start-up of the Fuel Cell in cooperation with the personnel committed by RENAULT, and to train personnel in charge of the Fuel Cell to carry out a satisfactory test, for a maximum of 15 (fifteen) man-days. All travel and living expenses connected with the services of DNP specialists, as specified at point 1.2 will be borne by DNP.

1.3 DNP will make its best efforts to deliver the Fuel Cell the 15/th/ of September 1995 or at the latest within December 1995 subject to the on-site availability of the necessary fluids and material. The dates of the above-mentioned delivery and start-up are firmly agreed upon between DNP and RENAULT. In case of delays due to DNP fault, RENAULT will decide whether to continue the cooperation with DNP without any claim.

          The place where the Fuel Cell will be delivered and started will be defined by RENAULT at least 2 (two) months before the delivery.

2-  RENAULT OBLIGATIONS

2.1 RENAULT will provide all personnel, equipments and/or materials necessary to permit operation of the Fuel Cell.

2.2 RENAULT will make available to DNP data and information, as defined at the supply of the Fuel Cell, which are necessary to DNP to analyze the results of the test and to provide for the technical assistance as defined at point 2.1.

2.3 RENAULT will be fully responsible for any damage caused during the test to RENAULT, DNP and/or third parties' personnel and/or properties, except if said damages are due to DNP's fault and particularly if the damage is due to DNP's construction material or if DNP's personnel have not observed the safety regulations.

2.4 RENAULT will return the Fuel Cell to DNP upon completion of the TEST. The Fuel Cell has to be returned to DNP in the same conditions as shipped by DNP, except for normal wear and tear.

2.5 RENAULT in return for the right of use of the Fuel Cell as well as for the technical assistance will pay to DNP a lump-sum rental fee of 500,000 ECU (five hundred thousand European Currency Units). Said rental fee shall be due and payable as follows:

          - 100,000 ECU  at the signature of the rental agreement
          - 100,000 ECU  at the supply of the Fuel Cell
          - 100,000 ECU starting from the date of the supply of the Fuel Cell by means of three semi-annual installments for a total of 300,000 ECU

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       by means of telegraphic transfer to

       BANCA POPOLARE DI BERGAMO
       CREDITO VARESINO
       Via Manzoni, 7-Milan
       Account no. A/C 040/18854

2.6    Custom fees and taxes will be in charge to RENAULT.

3-  DURATION

The rental term will be two years after the supply of the Fuel Cell. After this period the Fuel Cell will be returned to DNP in the same conditions as supplied, except for the normal wear and tear. This period can be extended, subject to agreement between both parties.

Here attached : 'HYDROGEN/AIR FUEL CELL SPECIFICATIONS FEVER PROJECT' (RENAULT Fuel Cell Specifications - 13rd of June 1994).

Should you need any further information, please do not hesitate and contact us.

Yours sincerely,

DE NORA PERMELEC S.p.A.

Giuseppe Faita

/s/ Giuseppe Faita